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                                                                  EXHIBIT 10.14

                              CONSULTING AGREEMENT


     THIS CONSULTING AGREEMENT (this "Agreement") is made and entered into this [12]th day of January, 1997 by and between 800 TRAVEL SYSTEMS, INC. ("Contractor"), a Delaware corporation, and LUCIEN A. BITTAR ("Consultant"), an individual resident of the State of Florida.

                              Background Statement

     (A) Immediately prior to this Agreement, Consultant was the President of the Contractor and, on the date hereof, Consultant tendered his resignation to the Contractor, which resignation has been accepted. Consultant is the registered owner of 200,000 shares of Contractor's common stock (together, the "Shares").

     (B) The Contractor wishes to engage the services of Consultant to serve as an independent contractor and to perform the duties and functions hereinafter set forth, and Consultant is willing to accept such engagement, all subject to, and in accordance with, the terms and conditions of this Agreement.

                                   Agreement

     FOR AND IN CONSIDERATION of the mutual covenants and agreements hereinafter set forth, and for other good and valuable consideration, the receipt, adequacy and sufficiency of which are hereby acknowledged, the parties hereto do hereby agree as follows:

     1. Nature of Agreement. Contractor hereby retains Consultant to provide certain consulting services as are assigned to Consultant from time to time by the President of Contractor (collectively, the "Services"). Contractor hereby agrees to be retained an independent contractor, and to perform the Services on the terms and conditions hereinafter set forth.

     2. Term. This Agreement shall be effective as of the date hereof and shall continue for a period of thirty-six (36) consecutive months, unless earlier terminated in accordance with the provisions of Section 3 hereof.

     3. Termination.

        (a) Contractor shall have the right (in addition to all other rights and remedies, howsoever existing) to terminate this Agreement prior to the end of the term of the Agreement in the event that Consultant (i) shall breach or violate any term or condition of this Agreement (other than those set forth in Section 7 below) and the same is not cured within 15 days after written notice thereof from Contractor to Consultant or (ii) shall breach


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or violate any covenant, term or condition set forth in Section 7 below (in which event there shall be no cure period).

        (b) Upon the occurrence of a breach or default described in
Section 3(a)(ii) above, Consultant shall be deemed to have forfeited automatically and without further act or notice the Shares in their entirety and Contractor agrees that, upon such occurrence, he shall surrender to Contractor for cancellation the certificate or certificates representing the Shares. Consultant's right to sell, transfer or convey the Shares, or any of them, prior to the expiration of this Agreement shall require the prior written consent of Contractor.

        (c) The parties agree that, upon the occurrence of a breach or violation by Consultant under the terms of this Agreement, all rights and remedies of Contractor shall be cumulative and not elective.

        (d) Consultant shall have the right to terminate this Agreement immediately upon written notice to Contractor in the event that Contractor fails to comply with any covenant or agreement of Contractor under this Agreement, and such failure continues for a period of 10 days after written notice thereof from Consultant to Contractor.

     4. Services. Consultant shall commence to provide the Services on the date hereof. Consultant shall devote its best and most diligent skills, abilities, and judgment in rendering the Services. The manner in which the Services are to be performed and the specific hours to be worked by Consultant shall be determined by Consultant, in its sole discretion.

     5. Compensation. Contractor agrees to pay Consultant, and Consultant agrees to accept from Contractor, in full payment for the Services, a consulting fee equal to $6,000 per month, payable in advance but deemed earned ratably on a daily basis (the "Consulting Fees"). Upon termination of this Agreement, Consulting Fees to be paid under this section shall cease; provided, however, that Consultant shall be entitled to Consulting Fees for any Services rendered prior to termination for which Consultant has not received payment. Contractor agrees to provide Consultant appropriate documentation (e.g., Internal Revenue Service Form 1099) to evidence the Consulting Fees paid pursuant to this Agreement.

     6. Support Services. Contractor shall provide at Contractor's expense all support services required by Consultant to perform the Services while at Contractor's place of business, including, but not limited to, the following:
(a) office space; (b) telephone; (c) printing and copying facilities; (d) office supplies; (e) secretarial support; (f) facsimile; and (g) postage and overnight mailing services.


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     7. Nondisclosure; No Wrongful Acts.

        (a) Consultant hereby agrees never to use or disclose any Trade
Secrets (defined below) of Contractor during the term of this Agreement and for so long afterwards as the pertinent information or data shall remain a Trade Secret, whether or not such Trade Secrets are in written or tangible form, except as may be authorized in the course of the performance of Consultant's duties hereunder. Consultant, further, agrees never to use or disclose any Confidential Information (defined below) of Contractor during the term of this Agreement and for so long afterwards as the pertinent information or data shall remain Confidential Information. For purposes hereof, "Trade Secret" shall mean any information that: (1) derives independent economic value, actual or potential, from not being generally known to, and not being readily ascertainable by proper means by, other persons who can obtain economic value from its disclosure or use, and (2) is the subject of efforts that are reasonable under the circumstances to maintain its secrecy. For purposes hereof, "Confidential Information shall mean all proprietary information that is secret and of value to Contractor and that does not for any reason constitute a Trade Secret (as defined herein).

        (b) Wrongful Acts. Consultant agrees that, during the term of this Agreement, Contractor shall not do or allow to be done any act or event that adversely affects the reputation, business, affairs, credit, assets, obligations or liabilities of Contractors.

        (c) Upon the request of Contractor at any time, and in any event upon the expiration or termination of this Agreement, Consultant will deliver and leave with Contractor all memoranda, notes, records, drawings, manuals or other documents (including all copies of such materials) pertaining to Contractor or Consultant's duties or obligations hereunder. Without limitation, Consultant agrees to leave with Contractor all materials containing or relating to any Trade Secrets or Confidential Information upon the expiration or termination of this Agreement.

     8. Independent Contractor. During the terms of this Agreement, Consultant's relationship to Contractor shall be that of an independent contractor. Contractor shall neither have nor exercise any control or direction over the methods by which Consultant shall perform the Services. Neither party intends to establish an employer-employee relationship by means of this Agreement or by the transactions contemplated by this Agreement, and Contractor shall not be liable for any taxes, assessments or other fees incurred by or on behalf of Consultant, including without limitation federal or state withholding or FICA taxes. Consultant agrees to report, for all applicable income tax purposes, any payment received by it from Contractor. Consultant shall not be entitled to participate in any plans, arrangement, or distributions by Contractor relating to or in any connection with

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any pension, stock, bonus, profit sharing, disability, or any other similar plan or benefit for Contractor's employees, except as otherwise specifically provided herein.

     9. Insurance. During the term of this Agreement, for the benefit of Contractor and his spouse, Consultant shall carry and maintain, at Consultant's expense, the same health and dental insurance, if any, as Contractor from time to time provides to and for the benefit of its employees.

     10. Automobile. During the term hereof, Consultant shall have the right to use the automobile previously provided by Contractor, all on the same terms and conditions relating to such use as were in effect between the parties immediately prior to this Agreement.

     11. Entire Agreement. This Agreement represents the entire agreement between the parties with respect to the subject matter hereof, and all prior agreements and negotiations are hereby superseded.

     12. Severability. If any part or portion of this Agreement shall be determined to be invalid, illegal or unenforceable in whole or in part, neither the validity of the remaining part of such term nor the validity of any other term of this Agreement shall in any way be affected thereby.

     13. Binding Effect; Assignment. This Agreement shall be binding upon the parties hereto and upon their respective executors, administrators, successors and assigns; provided, however, the rights ad obligations of the parties to this Agreement may not be assigned or delegated by a party without the prior written consent of the other party.

     14. Waiver. Failure to insist upon strict compliance with any of the terms, covenants or conditions hereof shall not be deemed a waiver of such term, covenant or condition, nor shall any waiver or relinquishment of any right or power hereunder at any one or more times be deemed a waiver or relinquishment of such right or power at any other time or times.

     15. Amendment. This Agreement may be modified only by a writing signed by Contractor and Consultant.

     16. Notices. All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed given if delivered personally or on the third business day after being mailed by certified or registered mail, postage prepaid, return receipt requested to the parties at the following addresses, or at such other addresses as the parties may designate by written notice in the manner aforesaid:


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                  If to Contractor:

                  800 Travel Systems, Inc.
                  4802 Gunn Highway
                  Suite 140
                  Tampa, Florida  33624

                  If to Consultant:

                  Lucien A. Bittar
                  [1300 Gulf Blvd. #501
                  Indian Rocks Beach, Florida  33785]

     17. Applicable Law. This Agreement shall be governed by the substantive laws of the State of Florida, without regard to conflict of laws principles.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day and year first above written.

                                          CONSULTANT

                                          800 TRAVEL SYSTEMS, INC.


                                          By:/s/ Michael Gaggi
                                          ------------------------------------
                                          Title: [C.O.B.]

                                          CONTRACTOR



                                          /s/ Lucien A. Bittar
                                          ------------------------------------
                                          LUCIEN A. BITTAR



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